Exhibit 16.1

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

July 22, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of BriteSmile, Inc.’s Form 8-K dated July 22, 2005, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP